UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COBIZ FINANCIAL INC.

(Exact name of registrant as specified in its charter)

COLORADO	84-0826324
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

821 Seventeenth Street

Denver, Colorado 80202

(Address, including zip code, of Registrant’s principal executive offices)

CoBiz Financial Inc. 2005 Equity Incentive Plan

(Full Title of the Plan)

Steven Bangert

Chairman of the Board and Chief Executive Officer

CoBiz Financial Inc.

821 Seventeenth Street

Denver, Colorado 80202

(303) 293-2265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey R. Kesselman, Esq.

Sherman &Howard L.L.C.

633 Seventeenth Street, Suite 3000

Denver, Colorado  80202

(303) 297-2900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.01 per share	1,500,000 shares	$8.88	$13,320,000	$523
(1)	Represents additional shares of Common Stock reserved for issuance under the CoBiz Financial Inc. 2005 Equity Incentive Plan, pursuant to the amendment of the plan effective May 15, 2008.
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Determined pursuant to Rule 457(h)(1) of the Securities Act of 1933, based on the average high and low prices of the Common Stock on the Nasdaq Global Select Market on July 25, 2008.

REGISTRATION OF ADDITIONAL SECURITIES FOR ISSUANCE UNDER
THE COBIZ FINANCIAL INC. 2005 EQUITY INCENTIVE PLAN

On May 26, 2006, the registrant filed with the Securities and Exchange Commission  a Registration Statement on Form S-8 (File No. 333-134512) relating to shares of the registrant’s common stock, par value $0.01 per share (the “Common Stock”), to be offered and sold under the CoBiz Financial Inc. 2005 Equity Incentive Plan (“2005 Plan”), and pursuant to Instruction E of Form S-8, the contents of such prior Registration Statement are incorporated by reference in this Registration Statement.  The registrant is hereby registering an additional 1,500,000 shares of Common Stock issuable under the 2005 Plan.

Item 8.	Exhibits.

Exhibit No.	Description

5.1	Opinion of Sherman & Howard L.L.C.

23.1	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on July 29, 2008.

COBIZ FINANCIAL INC.

By:	/s/ Steven Bangert

Name: Steven Bangert
Title: Chairman and CEO

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Steven Bangert, Richard J. Dalton and Lyne B. Andrich, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all amendments (including post-effective amendments to this Registration Statement) for the same offering contemplated by this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on July 29, 2008.

Signatures	Title	Date

/s/ Steven Bangert	Chairman of the Board	July 29, 2008
Steven Bangert	and Chief Executive Officer
(Principal Executive Officer)

/s/ Jonathan C. Lorenz	Vice Chairman of the	July 29, 2008
Jonathan C. Lorenz	Board

/s/ Richard J. Dalton	President	July 29, 2008
Richard J. Dalton

/s/ Lyne B. Andrich	Executive Vice President and	July 29, 2008
Lyne B. Andrich	Chief Financial Officer
(Principal Financial Officer)

/s/ Troy Dumlao	Chief Accounting Officer	July 29, 2008
Troy Dumlao	(Principal Accounting Officer)

/s/ Michael B. Burgamy	Director	July 29, 2008
Michael B. Burgamy

/s/ Morgan Gust	Director	July 29, 2008
Morgan Gust

/s/ Thomas M. Longust	Director	July 29, 2008
Thomas M. Longust

/s/ Evan Makovsky	Director	July 29, 2008
Evan Makovsky

/s/Harold F. Mosanko	Director	July 29, 2008
Harold F. Mosanko

/s/Noel N. Rothman	Director	July 29, 2008
Noel N. Rothman

/s/Timothy J. Travis	Director	July 29, 2008
Timothy J. Travis

/s/Mary Beth Vitale	Director	July 29, 2008
Mary Beth Vitale

/s/Mary M. White	Director	July 29, 2008
Mary M. White